UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

July 17, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Consent Letter

On July 17, 2026, New Era Energy & Digital, Inc. (the “Company”), on behalf of Texas Critical Data Centers LLC, a subsidiary of the Company (the “Borrower”), entered into a Waiver and Consent Letter (the “Consent Letter”) with Macquarie Equipment Capital Inc. (“Macquarie”), pursuant to which Macquarie agreed to waive certain requirements under the Term Loan Agreement, dated April 8, 2026, by and among the Borrower, the Company and Macquarie.

Pursuant to the Consent Letter, among other procedure-related waivers, the parties agreed to extend the deadline for the Company to establish an “at-the-market” program on an effective registration statement with an aggregate offering price of at least $100 million. The Company shall now be required to establish such “at-the-market” program within 60 days of receiving written notice from Macquarie or its permitted successors and assigns, or, under certain circumstances, within five business days following the filing of the Company’s next quarterly or annual periodic report.

The foregoing description of the Consent Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Letter, a copy of which will be filed in the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: July 22, 2026	By:	/s/ Charles Nelson
	Name:	Charles Nelson
	Title:	Chief Executive Officer

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